June 3, 2014

DEAR FELLOW STOCKHOLDER OF RUTHIGEN:

“...RUT58-60 has the potential to reshape the management of invasive surgical procedures without requiring significant changes to existing physician and hospital practices.”

To capture the maximum potential of your investment, Ruthigen is moving quickly to initiate our Phase 1/2 clinical trial for our lead drug candidate, RUT58-60, with plans to complete this clinical trial in less than 9 months. We strongly believe that our lead drug candidate RUT58-60 has the potential to reshape the management of invasive surgical procedures without requiring significant changes to existing physician and hospital practices. We believe that RUT58-60, if approved by the FDA, has the potential to save lives, shorten hospital stays, prevent infections that maybe caused by antibiotic resistant bacteria, gram negative or positive in almost everyday surgeries, and reduce overall healthcare costs to both patients, hospitals and payors.

“Ruthigen is well financed to complete its Phase 1/2 clinical trial and begin preparations for its first pivotal clinical trial in late 2015.”

Following our initial public offering (IPO), Ruthigen is emerging as a public pharmaceutical company by pioneering a unique drug candidate for the management of infections in the hospital setting. Ruthigen is well financed to complete its Phase 1/2 clinical trial and begin preparations for its first pivotal clinical trial in late 2015. We expect that the timely completion of our Phase 1/2 trial combined with the receipt of positive data will translate into increased stockholder value.

We’re extremely pleased to have achieved multiple major milestones in recent months, including the successful completion of our initial public offering earlier this year and the submission of our Investigational New Drug Application (IND) in May 2014. These events have significantly strengthened our foundation and we believe provide a roadmap for our future success.

Hoji Alimi

Chairman, Chief Executive Officer and Chief Science Officer

Our IPO and the subsequent partial exercise of the over-allotment option by our underwriters brought Ruthigen gross proceeds of over $20 million, and the Series A and Series B warrants that were issued in the IPO, if exercised in full, have the potential to bring the company an additional $43 million in gross proceeds.

We have taken two significant steps in the last 90 days. Following the completion of our IPO, in May 2014, we filed an IND with the U.S. Food and Drug Administration (FDA) for our lead drug candidate RUT58-60. This milestone sets the stage for the initiation of our combined Phase 1/2 clinical trial. The trial is being led by Dr. Janice Rafferty, a colorectal surgeon and endowed Professor of Surgery at the University of Cincinnati’s College of Medicine. We expect to use 12 U.S. clinical sites and to announce the start of enrollment in this clinical trial as early as late July 2014.

The combined Phase 1/2 trial is designed as an exploratory trial to evaluate the potential safety and efficacy of RUT58- 60 as a prophylactic drug for the prevention of infection post abdominal surgery. We will also evaluate the potential of our lead drug candidate against the following parameters: (1) infection rates, (2) patient discharge times, and (3) number of patients returning to the hospital due to post-surgical infection. These three parameters will be evaluated on the day of surgery, at hospital discharge or day 7, day 14 and day 28 post-surgery. Based on the data we collect, we expect to gain meaningful insights on the design of the clinical endpoints for our pivotal clinical trials.

During the Phase 1 arm of the Phase 1/2 clinical trial, we plan to complete a brief 20 patient run-in, which we expect will be reviewed for safety by a data monitoring committee during fourth quarter 2014. The successful completion of the initial safety review of RUT58-60 will lead to the resumption of enrollment in the Phase 2 arm of the clinical trial, for which we expect to complete enrollment and announce top-line data during first quarter 2015.

“...we expect to complete enrollment and announce top-line data [in the Phase1/2 trial] during first quarter 2015.”

Concurrent with our Phase 1/2 trial, we will establish an independent manufacturing facility that will produce our clinical trial supply of RUT58-60 and other potential drug formulations. This will be a significant achievement for us and will be particularly advantageous to us as we advance into our pivotal clinical trials for RUT58-60.

Leaders not only innovate but they bring their innovation to the forefront to create change. Ruthigen is developing a new series of drug candidates that are designed for prophylactic use without the significant negative side effect of superbug emergence and proliferation, which is often the case with antibiotics. We believe that our innovation combined with our anticipated clinical successes will translate into appreciation in our stock price.

The progress we are making today is highly encouraging. Based on our understanding of the competitive landscape, Ruthigen is positioned with a highly innovative technology, committed team and a strong vision for change. We are confident in our vision, our strategy and our prospects. We at Ruthigen are working to build not just a strong business, but a platform to launch new and innovative therapeutics that can save lives and improve health outcomes and economics.

“We believe that our innovation combined with our anticipated clinical successes will translate into appreciation in our stock price.”

I am deeply grateful to you, our shareholders, for your continued support. I am proud of our team for their leadership and commitment to our vision. I hope you share our excitement about Ruthigen’s plans and opportunities as we develop a brighter future for patients around the world.

Sincerely,

Hoji Alimi

Chairman, Chief Executive Officer and Chief Science Officer

Ruthigen, Inc

Forward-Looking Statements

This letter contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of RUT58-60, including the timing of the initiation of planned clinical trials of RUT58-60 and regulatory submissions, statements regarding the indications for which we may seek approval of RUT58-60, statements regarding our ability to fund further development of our clinical programs, our ability to achieve our milestones, as well as Ruthigen’s strategy, future operations, outlook, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and Ruthigen cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ from the forward-looking statements that we make. Such factors include, among others, risks and uncertainties, that the results of clinical trials will not support our claims or beliefs concerning the safety and effectiveness of RUT58-60, our ability to obtain and maintain regulatory approval of RUT58-60 and any other product candidates we may develop, and the labeling under any approval we may obtain, our ability to finance the development of RUT58-60, approvals for clinical trials may be delayed or withheld by regulatory agencies, regulatory risks, pre-clinical and clinical studies will not be successful or confirm earlier results or meet expectations or meet regulatory requirements or meet performance thresholds for commercial success, risks associated with our relationship with Oculus Innovative Sciences, Inc., our ability to attract collaborators and partners and our reliance on third party organizations. Additional risks are described in the reports we file with the Securities and Exchange Commission. Ruthigen is providing this information as of the date hereof and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as required by law.